                                                                  EXHIBIT(9)



            AMENDED ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of October 29, 1997 by and between WEBS Index Fund, Inc., a Maryland corporation (the "Fund"), and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund issues its shares in WEBS Index Series; and

         WHEREAS, the Fund wishes to retain PFPC to provide administration and accounting services to its WEBS Index Series listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, an "WEBS Index Series"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

         1.       DEFINITIONS. AS USED IN THIS AGREEMENT:

                  (a)  "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d)  "CEA" means the Commodity Exchange Act, as amended.

                  (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

                  (f)  "SEC" means the Securities and Exchange Commission.

                  (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.



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                  (h)  "Shares" mean the shares of beneficial interest of
                       any series or class of the Fund.

                  (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints PFPC to provide administration and accounting services to the Fund and to each WEBS Index Series of the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC or its affiliates to provide services to the Fund and to each WEBS Index Series of the Fund and approving this Agreement;

                  (b) a copy of Fund's most recent effective registration statement;

                  (c)  a copy of the Fund's advisory agreement;

                  (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in the Fund;

                  (e) a copy of any shareholder servicing agreement made in respect of one or more WEBS Index Series of the Fund; and

                  (f) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

         4.       COMPLIANCE WITH RULES AND REGULATIONS.

                  PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

         5.       INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.


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                  (b)  PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                  (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions within a reasonable period of time. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with such Oral Instructions or Written Instructions and the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of
PFPC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice, Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice, Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice, Oral Instructions or Written Instructions subject to the limitations set forth in paragraph 6(c). Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice, Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice, Oral Instructions or Written Instructions unless,


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under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         7.       RECORDS; VISITS.

                  (a) The books and records pertaining to the Fund which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

                  (b)      PFPC shall keep the following records:

                  (i) all books and records with respect to the Fund's books of account;

                  (ii)     records of the Fund's securities transactions;

                  (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

         8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or


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service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC and disclosed in the Fund's Prospectus and Statement of Additional Information.

         12. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC, its affiliates or a Sub-Administrator (as defined in Section 16(b)) takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant WEBS Index Series' assets and not against the assets of any other WEBS Index Series of the Fund.

         13.      RESPONSIBILITY OF PFPC.

                  (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor

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its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

         14.      DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

         PFPC will perform the following accounting services with respect to the
Fund:

                  (i) Journalize investment, capital share and income and expense activities;

                  (ii) Verify investment buy/sell trade tickets when received from the investment adviser for the Fund (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

                  (iii) Maintain individual ledgers for investment securities;

                  (iv)     Maintain historical tax lots for each security;

                  (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

                  (vi) Update the cash availability throughout the day as required by the Adviser;

                  (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

                  (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

                  (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

                  (x) Control all disbursements and authorize such disbursements upon Written Instructions;

                  (xi)     Calculate capital gains and losses;

                  (xii)    Determine net income;

                  (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's


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

                           investments;

                  (xiv) Transmit or mail a copy of the daily valuation to the Adviser;

                  (xv)     Compute net asset value;


                  (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

                  (xvii) Prepare a monthly financial statement, which will include the following items:

                                 Schedule of Investments
                                 Statement of Assets and Liabilities
                                 Statement of Operations
                                 Statement of Changes in Net Assets
                                 Cash Statement
                                 Schedule of Capital Gains and Losses.

         15.      DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

         PFPC will perform the following administration services with respect to the Fund:

                  (i) Prepare quarterly broker security transactions summaries;

                  (ii)     Prepare monthly security transaction listings;

                  (iii) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

                  (iv) Prepare for execution and file the Fund's Federal income, Federal excise and state tax returns;

                  (v) Prepare and file with the SEC the Fund's Semi-Annual Reports on Form N-SAR and the Fund's Rule 24f-2 Notices;

                  (vi) Assist in the preparation and coordinate the production and filing of the Fund's annual, semi-annual, and quarterly shareholder reports;

                  (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

                  (viii) Monitor the Fund's status as a regulated investment company under Sub-

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

                           Chapter M of the Internal Revenue Code of 1986, as amended;

                  (ix) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

                  (x) Monitor the Fund's compliance with the amounts and conditions of each state qualification; and

                  (xi) Prepare minutes of meetings of Board of Directors and shareholders.

         16. DESCRIPTION OF ADDITIONAL REGULATORY COMPLIANCE AND ADMINISTRATION SERVICES.

         (a) PFPC will perform the following services with respect to the Fund.

                  (i) Assist the investment adviser in monitoring the Fund's compliance with certain investment restrictions, limited to after-transactions testing regarding the following procedures:

                           - Industry Diversification
                           - Issuer Diversification;

                  (ii) Assist in developing a response to the Securities and Exchange Commission staff's routine examinations;

                  (iii) Assist in the preparation of Post Effective Amendments to the Fund's Registration Statement on Form N-1A;

                  (iv) Monitor various SEC and IRS regulatory developments affecting investment companies;

                  (v) Coordinate the preparations for the Fund's Board Meetings, including the preparation of an agenda and the administration report and coordination of reports and related materials from the adviser, distributor, transfer agent and custodian, etc.;

                  (vi) Provide the Fund with officers which may be authorized by the Fund to facilitate certain required regulatory filings and the processing of invoices;

                  (vii) Monitor the maintenance of directors' and officers' insurance and fidelity bond insurance coverage on behalf of the Fund;

                  (viii) Coordinate with independent auditors and printers for the preparation of shareholder reports;

                  (ix) Prepare and distribute operational reports to management by the tenth business

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                           day after receiving all applicable reports from
                           outside vendors; and

                  (x) Maintain a "task list" calendar noting required completion dates.

         (b) PFPC may contract with a third party (a "Sub-Administrator") acceptable to the Fund (as evidenced by the Fund being a party to such contract) to perform, or assist PFPC in performing, the following services with respect to the Fund, provided that PFPC will not be liable for the manner in which such services referred to in Section 16(b)(iv), (vii) and (viii) are provided by the Sub-Administrator.

                  (i) Assisting in developing solutions to legal, administration and operations related issues with respect to the Fund (provided that the services to be provided by the Sub-Administrator pursuant to this provision shall relate solely to the operations of the Fund and shall not encompass other services, such as those relating to the trading of WEBS in the secondary market);

                  (ii) In conjunction with PFPC supervising the Fund's relationships with counsel and auditors;

                  (iii) Assisting in developing Board agendas and developing and making Board presentations;

                  (iv) Responding to questions of existing investors, including assisting in investor understanding of tracking variances;

                  (v) Assisting with new product development initiatives from a trading, operations and legal perspective (provided that the services to be provided by the Sub-Administrator pursuant to this provision shall relate solely to the operations of the Fund and shall not encompass other services, such as those relating to the trading of WEBS in the secondary market);

                  (vi) Providing review of information provided by Morgan Stanley Capital International for reasonableness of disclosure in Fund materials;

                  (vii) Assisting in the coordination of the Fund's relationship with the American Stock Exchange and its specialists.

                  (viii) Providing space for Board meetings and non-marketing related business meetings concerning the Fund and WEBS.

                  (ix) Reviewing and commenting upon prospectus and statement of additional information drafts and draft reports and other communications to shareholders; and

                  (x) Other services of an administrative and operational nature as reasonably

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                           requested by PFPC and agreed to by such third party.

                  It is understood and agreed that in no event will the Sub-Administrator or any of its affiliates provide legal or investment advice to the Fund or any WEBS Index Series thereof.

         17. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. However, this Agreement shall terminate immediately with respect to any WEBS Index Series, the shares of which are no longer trading.

         18. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at c/o Mr. Nathan Most, P.O. Box 193, Burlingame, California 94011-0193; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         20. DELEGATION; ASSIGNMENT. PFPC may not assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., without prior notice to and consent of the Fund, which consent shall not be unreasonably withheld and provided further that (i) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (ii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). PFPC may not assign its rights and delegate its duties hereunder otherwise than as contemplated herein without the written consent of the Fund, except that PFPC may retain a Sub-Administrator to perform, or assist it in performing, certain services as contemplated in Section 16(b) hereof.

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         23.      MISCELLANEOUS.


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

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                    PFPC INC.


                                    By: /s/ Stephen M. Wynne
                                        --------------------


                                    Title: Executive Vice President
                                           ------------------------




                                    WEBS Index Fund, Inc.


                                    By: /s/ Nathan Most
                                        ---------------


                                    Title: President
                                           ---------



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

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of October 29, 1997, is Exhibit A to that certain Amended Administration and Accounting Services Agreement dated as of October 29, 1997 between PFPC Inc. and WEBS Index Fund, Inc. This Exhibit A shall supersede all previous forms of Exhibit A.

                                WEBS INDEX SERIES

                           Australia WEBS Index Series
                            Austria WEBS Index Series
                            Belgium WEBS Index Series
                            Canada WEBS Index Series
                            France WEBS Index Series
                            Germany WEBS Index Series
                           Hong Kong WEBS Index Series
                             Italy WEBS Index Series
                             Japan WEBS Index Series
                        Malaysia (Free) WEBS Index Series
                         Mexico (Free) WEBS Index Series
                          Netherlands WEBS Index Series
                       Singapore (Free) WEBS Index Series
                             Spain WEBS Index Series
                            Sweden WEBS Index Series
                          Switzerland WEBS Index Series
                        United Kingdom WEBS Index Series


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
                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                          SIGNATURE


Nathan Most                                          /s/ Nathan Most
President                                            ---------------

Stephen M. Wynne                                     /s/ Stephen M. Wynne
Treasurer                                            --------------------

JoAnne M. Bennick                                    /s/ JoAnne M. Bennick
Asst. Treasurer                                      ---------------------

Stephen C. Beach                                     /s/ Stephen C. Beach
Asst. Treasurer                                      --------------------

R. Sheldon Johnson                                   /s/ R. Sheldon Johnson
Secretary                                            ----------------------

Gary M. Gardner                                      /s/ Gary M. Gardner
Asst. Secretary                                      -------------------

Kathleen L. Thren                                    /s/ Kathleen L. Thren
Asst. Secretary                                      ---------------------

Paul Aaronson                                        /s/ Paul Aaronson
                                                     -----------------

Betsy Connolly                                       /s/ Betsy Connolly
                                                     ------------------

Mike Crinieri                                        /s/ Mike Crinieri
                                                     -----------------

Richard Ingram                                       /s/ Richard Ingram
                                                     ------------------

Elizabeth Keeley                                     /s/ Elizabeth Keeley
                                                     --------------------

Cory Laing                                           /s/ Cory Laing
                                                     --------------


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
Paul Larkin                                          /s/ Paul Larkin
                                                     ---------------

Kevin Maeda                                          /s/ Kevin Maeda
                                                     ---------------

Earl Nelson                                          /s/ Earl Nelson
                                                     ---------------

Steve Rogers                                         /s/ Steve Rogers
                                                     ----------------

Michael Ryan                                         /s/ Michael Ryan
                                                     ----------------

Amy Schioldager                                      /s/ Amy Schioldager
                                                     -------------------

Joseph Vignone                                       /s/ Joseph Vignone
                                                     ------------------


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